The Gabelli Convertible and Income Securities Fund Inc. N-2/A

Exhibit (l)(i)

[LETTERHEAD OF VENABLE LLP]

September 13, 2024

The Gabelli Convertible and Income Securities Fund Inc.

One Corporate Center
Rye, New York 10580-1422

Re:	Registration Statement on Form N-2: 1933 Act File No.: 333-280756 1940 Act File No.: 811-05715

Ladies and Gentlemen:

We have served as Maryland counsel to The Gabelli Convertible and Income Securities Fund Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the following securities of the Company having an aggregate initial offering price of up to $125,000,000 (collectively, the “Securities”): (a) shares of common stock, $0.001 par value per share (“Common Stock”); (b) shares of preferred stock, $0.001 par value per share (“Preferred Stock”); (c) subscription rights (“Common Stock Subscription Rights”) to purchase shares of Common Stock; (d) subscription rights (“Preferred Stock Subscription Rights”) to purchase shares of Preferred Stock; (e) subscription rights (the “Common Stock & Preferred Stock Subscription Rights” and, together with the Common Stock Subscription Rights and the Preferred Stock Subscription Rights, the “Subscription Rights”) to purchase shares of Common Stock and Preferred Stock; and (f) notes (“Notes”), in each case, covered by the above-referenced Registration Statement (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.          The Registration Statement and the related form of prospectus included therein, substantially in the form transmitted to the Commission under the 1933 Act and the 1940 Act;

2.          The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.          The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

The Gabelli Convertible and Income Securities Fund Inc.

September 13, 2024

4.          A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.          Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”) relating to the registration and issuance of the Securities, certified as of the date hereof by an officer of the Company;

6.          A certificate executed by an officer of the Company, dated as of the date hereof; and

7.          Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.          Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.          Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.          Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.          All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

The Gabelli Convertible and Income Securities Fund Inc.

September 13, 2024

5.          Upon the issuance of any Securities that are Common Stock (“Common Securities”), including Common Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

6.          Upon the issuance of any Securities that are Preferred Stock (“Preferred Securities”), including Preferred Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities, the total number of issued and outstanding shares of Preferred Stock, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

7.          The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws, the Registration Statement and the Resolutions; and with respect to any Subscription Rights, a Subscription Rights Certificate representing such Subscription Rights (the “Subscription Rights Certificate”) will be duly authorized by all necessary corporate action of the Company and the specific terms of such Subscription Rights will be duly established by the Board, and such Subscription Rights will be duly distributed by the Company, in accordance with the Charter, the Bylaws, the Registration Statement and the Resolutions; and, with respect to any Preferred Securities, Articles Supplementary setting forth the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company will be filed with and accepted for record by the SDAT prior to their issuance (such approvals and, if applicable, acceptance for record, referred to herein as the “Corporate Proceedings”).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.          The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.          Upon the completion of all Corporate Proceedings relating to the Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

The Gabelli Convertible and Income Securities Fund Inc.

September 13, 2024

3.          Upon the completion of all Corporate Proceedings relating to the Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

4.          Upon the completion of all Corporate Proceedings relating to the Subscription Rights, the issuance of the Subscription Rights will be duly authorized and, when and if issued and paid for in accordance with the applicable Subscription Rights Certificate, the Subscription Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.          Upon the completion of all Corporate Proceedings relating to the Notes, the issuance of the Notes will be duly authorized.

In addition to the assumptions and qualifications set forth above, and without limiting the generality of such assumptions and qualifications, the opinion expressed in paragraph 4 above is also subject to (a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought and (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of the 1940 Act or other federal securities laws, or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

The Gabelli Convertible and Income Securities Fund Inc.

September 13, 2024

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP